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                                                                 Exhibit 3(ii)


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                        GRAYBAR ELECTRIC COMPANY, INC.

                           (A NEW YORK CORPORATION)



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                                    By-Laws

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                             ADOPTED JUNE 12, 1970
                           [WITH AMENDMENTS THROUGH
                                JULY 14, 2007]





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                                    BY-LAWS

                                      OF

                        GRAYBAR ELECTRIC COMPANY, INC.

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                                   ARTICLE I

                           MEETINGS OF SHAREHOLDERS

         SECTION 1. ANNUAL MEETINGS. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at 9:30 o'clock A.M. on the second Thursday in June in each year, or on such other date and at such other time as the Board of Directors shall fix by resolution, commencing with the year 1971, if not a legal holiday, and if a legal holiday, then on the next succeeding business day at such time as shall be designated in the notice thereof.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the President, a Vice-President or a majority of the members of the Board of Directors, and it shall be the duty of any of the foregoing officers and that of the Board of Directors to call forthwith such a meeting upon demand as prescribed by law and whenever the holders of record of one-third of the outstanding shares of the stock of the corporation entitled to vote shall so request in writing.

         SECTION 3. PLACE OF MEETINGS. Annual meetings of the shareholders shall be held at such place, within or without the State of New York, as may be fixed by the Board of Directors by resolution, or, if not so fixed, at the principal office of the corporation in the County of New York. Except as otherwise provided by statute, special meetings of the shareholders shall be held at such place, within or without the State of New York, as shall be specified in the respective notices or waivers of notice thereof.

         SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by statute, notice of each meeting of the shareholders, whether annual or special, shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary and shall state the place, date and hour thereof. Such notice in the case of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of every annual and special meeting of shareholders shall be served, either personally or by mail, upon each shareholder of record entitled to vote thereat and upon any shareholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten (10) nor more than fifty (50) days before the meeting. If


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mailed, such notice shall be deposited in the United States Mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. If at any meeting, annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of law to receive payment for their shares, the notice of the meeting shall include a statement of that purpose and to that effect. Nevertheless, notice of any meeting need not be given to any shareholder who in person or by attorney thereunto duly authorized, shall waive notice of such meeting, in writing or by telegraph, either before or after such meeting. The attendance of any shareholder at a meeting, in person, or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Notice of any adjourned meeting of shareholders need not be given if the time and place of such adjourned meeting are announced at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

         SECTION 5. QUORUM. Except as otherwise provided by law, at all meetings of shareholders there shall be present, in person or by proxy, shareholders of record of a majority of the shares entitled to vote at such meetings in order to constitute a quorum, but less than a quorum shall have the power to adjourn any meeting. If no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting may adjourn the meeting from time to time for a period not exceeding twenty (20) days in any one case. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been there present. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

         SECTION 6. INSPECTORS OF VOTING. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Inspectors, none of whom shall be an officer, director or a candidate for the office of director, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall determine and report to the meeting as to the results of all voting (by ballot or otherwise) on all matters submitted to a vote at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

         SECTION 7. VOTING. At each meeting of shareholders every shareholder of record of stock entitled to vote shall be entitled to one vote for every share of such stock outstanding in his name on the record of shareholders and all questions, except as otherwise provided by

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statute, or by the Certificate of Incorporation of this corporation, or by these By-Laws, shall be determined by a majority of the votes so cast. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Any shareholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary and the Inspectors of Voting at the meeting and shall be filed with the records of the corporation.

         SECTION 8. LIST OF SHAREHOLDERS. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of voting, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

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                                  ARTICLE II

                              BOARD OF DIRECTORS

         SECTION 1. GENERAL POWER AND QUALIFICATIONS. Except as otherwise provided by law or by the Certificate of Incorporation or any amendment thereto, the business of the corporation shall be managed by the Board of Directors, which may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. The Board of Directors may have one or more offices and keep the books, records and minutes of the corporation, except such records as are required to be kept in the State of New York, at such places as it may from time to time determine. Any of such records may be in written form or in any other form capable of being converted into written form within a reasonable time. In addition to the powers and authority expressly conferred upon it by these by-laws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are allowed by the Certificate of Incorporation or by law. Each director shall be at least twenty-one years of age; directors may but need not be shareholders.

         SECTION 2. NUMBER AND TERM OF OFFICE. The number of directors shall be not less than seven nor more than twenty-one, and shall be determined annually by the shareholders at the annual meeting of shareholders. The directors shall be elected by a plurality of the votes cast at the annual meeting of shareholders in each year to hold office until the next annual meeting and until their successors shall have been elected and qualified, except in the event of death, resignation, removal or the earlier termination of their respective terms of office.

         SECTION 3. NOTICES, TIME AND PLACE OF MEETINGS. The annual meeting of the Board of Directors shall be held promptly after the annual meeting of shareholders, at the place where such annual meeting of shareholders was held, or at such other place, within or without the State of New York, as the Board of Directors may fix by resolution. Regular meetings of the Board of Directors shall be held on the second Thursday of March, September and December, or on such other date as the Board of Directors may fix by resolution, at such time and place as shall be designated in the notice or waiver of notice thereof. If the day hereinabove determined for any such meeting falls on a legal holiday, such regular meeting shall be held on the next regular business day.

         Special meetings of the Board of Directors may be called by the President or a Vice-President or by any two directors. Notices of such meetings shall be given as hereinafter provided in this Section 3 of Article II and shall be held at such place, within or without the State of New York, as may be specified in the respective notices or waivers of notice thereof.

         Notice of the time, place and purpose of each meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or shall be given to him at such place by telegraph or telephone, or delivered personally not later than the day before the day on which the meeting is to be held. Notice of any meeting need not be given to any director if waived by him in writing or by telegraph either before or after such meeting. At any meeting

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at which every member of the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

         SECTION 4. QUORUM AND MANNER OF ACTING. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business and, except as otherwise provided by law, by the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn the meeting from time to time until a quorum be present, and notice of any adjourned meeting need not be given.

         SECTION 5. REMOVAL OF DIRECTORS. Any director may be removed from office, either with or without cause, at any time by vote of the holders of a majority of the outstanding shares of stock, given at any special meeting of the shareholders called for the purpose. Any vacancy so created may be filled by a plurality of the votes of the shareholders given at such meeting. In case any vacancy so created shall not be so filled by the shareholders at such meeting, such vacancy may be filled by the directors as provided in Section 6 of this Article II.

         SECTION 6. VACANCIES. Vacancies in the Board of Directors resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists, at any special meeting called for that purpose or at any regular meeting of the Board of Directors. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

         SECTION 7. EXECUTIVE COMMITTEE. The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate from among its members an executive committee consisting of not less than three directors nor more than eight directors, of whom the President shall be one, which shall have the power to exercise, during the interval between meetings of the Board of Directors, all the authority of the Board of Directors except that such committee shall not have authority as to (a) the submission to shareholders of any action that needs shareholders' authorization or approval under law, (b) the filling of vacancies in the Board of Directors or in such committee, (c) the fixing of compensation of the directors for serving on the Board of Directors or on such committee, (d) the amendment or repeal of the By-Laws, or the adoption of new by-laws or (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable or the taking of any action as may be proscribed by such resolution of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of such committee. Such committee and the members thereof shall serve at the pleasure of the Board of Directors. At all meetings of the executive committee the presence of members constituting a majority of the membership of the entire executive committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Such committee may adopt its own rules of procedure, may meet at stated times or on such notice as

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such committee may determine, and shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         SECTION 8. OTHER COMMITTEES OF DIRECTORS. The Board of Directors, by resolution or resolutions passed by a majority of the entire Board of Directors, may designate one or more committees, in addition to the Executive Committee, each committee to consist of two or more of the directors of the Company.

         Vacancies in membership of any such committee shall be filled by the vote of a majority of the entire Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Members of any such committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the entire Board of Directors, subject, however, to removal at any time by the vote of the Board of Directors.

         Except as otherwise provided by law, any such committee, to the extent provided in the resolution or resolutions creating such committee, shall have all the authority of the Board of Directors except that no such committee shall have authority as to the following matters: (a) the submission to shareholders of any action that needs shareholders' approval; (b) the filling of vacancies on the Board of Directors or on any committee; (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws; and (e) the amendment or repeal of any resolution of the Board of Directors that by its terms shall not be so amendable or repealable.

         Each such committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these By-Laws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         SECTION 9. ACTION WITHOUT A MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

         SECTION 10. TELEPHONIC MEETINGS. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

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                                  ARTICLE III

                                   OFFICERS

         SECTION 1. NUMBER. The principal officers of the corporation shall be elected by the Board of Directors and shall include a President, one or more Senior Vice-Presidents, one or more Vice-Presidents, a Secretary, a Treasurer and a Comptroller, and, at the discretion of the Board of Directors, may include a Chairman of the Board. Any two or more offices may be held by the same person except the offices of President and Secretary. The Executive Committee shall not have the right to elect a Chairman of the Board.

         SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. Each officer, except such officers as may be appointed in accordance with the provisions of
Section 3 of this Article III, shall be elected or appointed by the Board of Directors at its annual meeting, but in the event of the failure of the Board of Directors so to elect any officer, such officer may be elected at any subsequent meeting of the Board. The Chairman of the Board may be elected at any meeting of the Board if the office is vacant or being created. Each officer shall hold office until the annual meeting of the Board of Directors next after his or her election and until his or her successor has been duly elected or appointed and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. The Chairman of the Board and the President shall be and remain a director, but no other officer need be a director.

         SECTION 3. SUBORDINATE OFFICERS AND AGENTS. The Board of Directors from time to time may appoint other officers or agents, including one or more additional Vice-Presidents, one or more Assistant Vice-Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, one or more Assistant Comptrollers, one or more Cashiers and one or more Assistant Cashiers, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors from time to time may determine. The Treasurer shall have power to appoint one or more Cashiers and one or more Assistant Cashiers, each of whom shall hold office for such period, have such authority and perform such duties as the Treasurer from time to time may determine subject to the provisions of these By-Laws. The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officer or agent and to prescribe his respective authority and duties.

         SECTION 4. REMOVAL. The officers specifically designated in Section 1 of this Article III may be removed, either with or without cause, by the vote of a majority of the entire Board of Directors at a special meeting of the Board of Directors called for the purpose. The officers appointed in accordance with the provisions of Section 3 of this Article III may be removed, either with or without cause, by the Board of Directors, by a majority vote of the directors present at any meeting, or by any officer or agent upon whom such power of removal may be conferred by the Board of Directors.

         SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal or disqualification, or any other cause, may be filled for the unexpired portion of the

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term in the manner prescribed by these By-Laws for regular appointments or elections to such offices.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of Shareholders and of the Board of Directors at which he or she is present and shall perform such other duties and have such other authority as from time to time may be assigned to him or her by the Board of Directors.

         SECTION 7. PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the instructions of the Board of Directors, shall have general charge of the business, affairs and property of the corporation and control over its other officers, agents and employees. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors at which he or she may be present. The President shall do and perform such other duties and have such other authority as from time to time may be assigned by the Board of Directors.

         SECTION 8. SENIOR VICE-PRESIDENTS AND VICE-PRESIDENTS. The Senior Vice-Presidents and Vice-Presidents shall perform such duties, including those of the President, as may be assigned them by the President or Board of Directors from time to time, and, during absence or disability of the President, his full powers shall devolve upon such Senior Vice-President or Vice-President as the President may designate (or in the absence of such designation, as the Board of Directors may designate).

         SECTION 9. SECRETARY. The Secretary shall keep the minutes of the meetings of shareholders and the Board of Directors and shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law. He shall be custodian of the records, books, reports, statements, certificates and other documents of the corporation and of the seal of the corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents requiring such seal. In general, he shall perform all duties and possess all authority incident to the office of Secretary, and he shall perform such other duties and have such other authority as from time to time may be assigned to him by the Board of Directors.

         SECTION 10. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall, in the absence of the Secretary, perform all the duties of that officer and at all times shall perform such duties as may be assigned to him or to them by the President or Secretary.

         SECTION 11. TREASURER. The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the corporation. He shall in general perform all duties and have authority incident to the office of Treasurer and shall perform such other duties and have such other authority as from time to time may be assigned or granted to him by the Board of Directors. He may be required to give a bond for the faithful performance of his duties in such form and amount as the Board of Directors may determine.

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         SECTION 12. ASSISTANT TREASURER. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers, shall, in the absence of the Treasurer, perform all the duties of that officer and at all times shall perform such duties as may be assigned to him or to them by the President or Treasurer. Each Assistant Treasurer may be required to give a bond for the faithful performance of his duties in such form and amount as the Board of Directors may determine.

         SECTION 13. COMPTROLLER. The Comptroller shall have custody and charge of all books of account, except those required by the Secretary or the Treasurer in keeping record of the work of their offices, and shall have supervision over such subsidiary accounting records as may be kept in departmental offices. He shall have access to all books of account, including the Treasurer's records and the stock books, for purposes of audit and for obtaining information necessary to verify or complete the records of his office. The Comptroller or his duly authorized representative shall certify to the authorizations and approvals pertaining to all vouchers, and, unless the office of Comptroller shall be vacant, no payments shall be made by the Treasurer except on vouchers bearing the written approval of the Comptroller or other accounting officer designated by him with the approval of the President or a Vice-President. The Comptroller shall perform such other duties as may be required by the Board of Directors or the President.

         SECTION 14. ASSISTANT COMPTROLLER. The Assistant Comptroller, or if there be more than one, the Assistant Comptrollers, shall, in the absence of the Comptroller, perform all the duties of that officer and at all times shall perform such duties as may be assigned to him or to them by the President or Comptroller.

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                                  ARTICLE IV

               CONTRACTS, LOANS, DEPOSITS, CHECKS, DRAFTS, ETC.

         SECTION 1. CONTRACTS. Except as otherwise provided in these By-Laws, the Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no negotiable papers shall be issued in its name, unless and except as authorized by the Board of Directors. Any officer or agent of the corporation thereunto so authorized may effect loans or advances for the corporation and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation. When authorized as aforesaid, such officer may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the corporation any and all stocks, bonds, other securities and other personal property at any time held by the corporation, and to that end may endorse, assign and deliver the same, and do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.

         SECTION 3. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may from time to time be delegated by the Board of Directors.

         SECTION 4. CHECKS. Checks drawn on the funds of the corporation shall be paid out only when signed by one of the following: viz:-Treasurer, Assistant Treasurer, Cashier, or Assistant Cashier.

         The Treasurer, Assistant Treasurer, Cashier or Assistant Cashier shall have power to endorse checks, drafts, warrants and notes for deposit to the credit of the corporation and to give receipts on behalf of the corporation.

         All notes or other evidences of indebtedness shall be signed by the President or a Vice-President, and by any one of the following: Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or in such other manner as the Board of Directors from time to time may determine.

         SECTION 5. PROXIES. Any shares of stock in any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by any person or persons thereunto authorized by the Board of Directors or, if no one be so authorized, by the President or a Vice-President or by any proxy appointed in writing by the President or any Vice-President.

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                                   ARTICLE V

                      SHARES OF STOCK AND THEIR TRANSFER

         SECTION 1. STOCK ISSUANCE. The shares of the corporation shall be represented by certificates or shall be uncertificated. The issuance of shares in uncertificated form shall not affect outstanding shares already represented by a certificate until the certificate is surrendered to the corporation. Unless otherwise determined by the Board of Directors, each stockholder, upon written request to the Secretary of the corporation, shall be entitled to a certificate or certificates representing the number of shares held by him or her in the corporation.

         Certificates for shares of stock of the corporation shall be in such form as shall be approved by the Board of Directors. They shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the corporation. Such seal may be facsimile, engraved or printed. If any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signature of any such President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and the seal of the corporation upon certificate may be facsimile, engraved or printed.

         Within a reasonable time after the issuance or transfer of uncertificated shares, as long as the same is required by the laws of the State of New York, the corporation shall send to the registered owner thereof a written notice stating that a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and of certain other information required to be set forth in or stated on certificates for stock by the laws of the State of New York will be furnished to such registered owner upon request and without charge.

         SECTION 2. TRANSFERS OF STOCK. A stock record shall be kept containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence, the number of shares of stock held by them, respectively, the time when they respectively became the owners thereof, whether such shares are certificated or uncertificated and the amount paid thereon. Subject to the provisions of the Certificate of Incorporation, transfers of the shares of stock of the corporation shall be made on the books of the corporation (a) if the shares are certificated, upon presentation and surrender of the certificate or certificates at the executive offices of the corporation duly endorsed by the registered holder or his or her attorney-in-fact duly authorized by a power of attorney duly executed and filed with the Secretary of the corporation or accompanied by a written instrument of transfer, in form satisfactory to the corporation, duly executed by the registered owner or his or her attorney-in-fact or (b) in the case of uncertificated shares, upon receipt of a written instrument of transfer, in form satisfactory to the corporation, duly executed by the registered owner or his or her attorney-in-fact duly authorized by a power of attorney duly executed and filed with the Secretary of the corporation. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner thereof and shall not be bound to recognize any legal, equitable or other claim to or interest in such share

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or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of New York.

         SECTION 3. LOST OR DESTROYED CERTIFICATES. The holder of any stock of the corporation represented by certificates shall immediately notify the corporation of any loss, destruction, theft or mutilation of the certificate representing such stock and the corporation with the approval of the Board of Directors may, upon request to the Secretary of the Corporation, issue a new certificate of stock or uncertificated shares in the place of such certificate theretofore issued by it alleged to have been lost, destroyed, stolen or mutilated. The Board of Directors in its discretion may require the owner of the certificate alleged to have been lost, destroyed, stolen or mutilated, or his legal representatives, to give the corporation and its transfer agent and its registrar of transfers if any, before the issuance of such new certificate or uncertificated shares, a bond of indemnity in such sum and in such form and with such surety or sureties as the Board of Directors may direct.

         SECTION 4. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of shares of stock of the corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

         SECTION 5. FIXING OF RECORD DATE. The Board of Directors may at any time fix a record date not more than fifty (50) nor less than ten (10) days prior to (a) the date of any meeting of shareholders or (b) the last day on which shareholders are entitled to express consent to or dissent from any proposal without a meeting, as the date as of which shareholders entitled to notice of or to vote at such a meeting, or whose consent or dissent is required or may be expressed, for any purpose, as the case may be, shall be determined, and, except as otherwise provided by law, all persons who were the holders of record of voting shares at such date and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may at any time fix a record date not exceeding fifty (50) days prior to the date fixed for the payment of any dividend or the making of any distribution or for the delivery or allotment of evidences of rights or evidences of interest arising out of any change, conversion, or exchange of capital shares, as the date for the determination of the shareholders entitled to receive any such dividend, distribution, rights or interest, and in any such case only shareholders of record at the date so fixed shall be entitled to receive such dividend, distribution, rights or interest.

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                                  ARTICLE VI

                                 MISCELLANEOUS

         SECTION 1. CORPORATE SEAL. The corporate seal shall be in such form as shall be approved from time to time by the Board of Directors.

         SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall end on the 31st day of December in each year.


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                                  ARTICLE VII

                                  AMENDMENTS

         SECTION 1. BY THE SHAREHOLDERS. These By-Laws may be amended, added to, altered or repealed, or new by-laws may be adopted, at any meeting of shareholders of the corporation by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors present and voting at such meeting, provided, in the case of a special meeting, notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.

         SECTION 2. BY THE DIRECTORS. Except as otherwise provided by law or these By-Laws, these By-Laws may be amended, added to, altered or repealed, or new by-laws may be adopted, at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors then in office, but any by-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


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                                 ARTICLE VIII

                                INDEMNIFICATION

         To the full extent authorized by law, the corporation shall and hereby does indemnify any person who shall at any time be made, or threatened to be made, a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or his intestate is or was a director or officer of the corporation or served another corporation in any capacity at the request of the corporation.

                                                                       PAGE 15